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               [LOGO AND LETTERHEAD OF APPLEBY, SPURLING & KEMPE]






                                       13th June, 1996



American Craft Brewing International Limited
Cedar House
41 Cedar Avenue
Hamilton HM 12
Bermuda



Dear Sirs:


                   Re: Offering of Shares of Common Stock
                   --------------------------------------

    We have been requested by American Craft Brewing International Limited, a Bermuda exempted company (the "Company"), to provide this opinion in connection with its proposed offering (the "Offering") of 1,333,333 shares of common stock in the Company of par value US$0.01 each and 1,333,333 redeemable common stock purchase warrants (together the "Securities") pursuant to a registration statement on Form S-1 which is to be filed with the United States Securities and Exchange Commission under the United States Securities Act 1933 as amended on 14th June, 1996 (the "Registration Statement").

    We have examined the Memorandum of Association and Bye-Laws of the Company, a draft of the Registration Statement dated 6th June, 1996 and such other corporate records and documents as we have deemed necessary as a basis for this opinion. We have not reviewed any resolutions adopted by the Board of Directors of the Company relating to the Offering. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

    Based upon the foregoing, it is our opinion that the Company has the corporate power to make the Offering as contemplated in the Registration Statement.

    No opinion is expressed herein as to any laws other than the laws of the Islands of Bermuda.

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                                       -2-


    We hereby consent to the references to our name in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.




                                       Yours faithfully,



                                       APPLEBY, SPURLING & KEMPE

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